                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              Republic Bancorp Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                                    REPUBLIC
                                     BANCORP
                                      INC.  [LOGO]

                NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2002

      NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.'s 2002 annual meeting of stockholders will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan, at 9:00 a.m., local time, on Wednesday, April 24, 2002, for the following purposes:

      . To elect 18 directors of Republic for one-year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

      . To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

      Your Board of Directors is not aware of any other business to come before this meeting.

      The close of business on March 6, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

      You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting. See "General Information About Voting" in the accompanying proxy statement.

      This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 22, 2002. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

                                          By order of the Board of Directors,

                                          /s/ Thomas F. Menacher

March 22, 2002                            Thomas F. Menacher
                                          Corporate Secretary



--------------------------------------------------------------------------------
         It is important that your shares be represented at the meeting, even if you expect to attend.
                PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
--------------------------------------------------------------------------------

                        General Information About Voting

      Unless you instruct otherwise, your proxies will vote FOR each of the 18 director nominees nominated by your Board of Directors and in their discretion on every other matter considered at the meeting.

Who can vote?

      You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 6, 2002. A total of 52,879,714 shares of common stock can vote at the meeting.

How many votes do I have?

      On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

      Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 18 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 1,800 votes in the election of directors (100 shares x 18 directors to be elected = 1,800). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees. Discretionary authority to cumulate votes is solicited.

How do I vote?

      You can vote on matters that are properly presented at the meeting in four ways:

   .  You can come to the meeting and cast your vote there; or

   . You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or

   . You can vote by phone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, entering the control number located in the upper left hand portion of the enclosed proxy card, and following the instructions on the enclosed proxy card; or

   .  You can vote by Internet at http://www.eproxyvote.com/rbnc. Enter the
                                  ------------------------------
      control number located on the enclosed proxy card and follow the instructions provided.

      If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, your proxies will vote FOR each of the 18 director nominees nominated by your Board of Directors and in their discretion on every other proposal considered at the meeting.

How do I vote if my shares are held in "street name"?

      If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote?

      Yes. If your shares are held in your name and not through a broker, bank or other nominee, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares, then you must follow their directions for changing those instructions.

How are votes counted?

      We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

      If your shares are held in the name of a nominee, and you do not tell the nominee by April 23, 2002 how to vote your shares (so-called "broker nonvotes"), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

      Except for the election of directors, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

                              Election of Directors

Nominees

      Your Board of Directors, consisting of 18 members, will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

     Your Board of Directors recommends that you vote FOR the election of each of the 18 director nominees nominated by your Board of Directors.

      The 18 nominees receiving the highest number of votes will be elected directors. All of the nominees are currently directors of Republic. Each has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed for the director nominees are as of March 6, 2002. Biographical information concerning the director nominees is presented below:

                                                                 Officer/
    Name                      Position                Age        Director since
    ----                      --------                ---        --------------

Jerry D. Campbell        Chairman of the Board        61         1985

Dana M. Cluckey          President and Chief          42         1986/1995
                         Executive Officer and
                         Director

George J. Butvilas       Vice Chairman of the Board   56         1990 (1)

Mary P. Cauley                Director                54         1998 (1)

Richard J. Cramer, Sr.        Director                61         1991

Dr. George A. Eastman         Director                67         1990

Howard J. Hulsman             Director                63         1985

Gary Hurand                   Director                55         1990

Dennis J. Ibold               Director                53         1993

Stanley A. Jacobson           Director                51         1996 (1)

John J. Lennon                Director                65         1993

Sam H. McGoun                 Director                62         1990

Kelly E. Miller               Director                47         1990

Randolph P. Piper             Director                53         1982 (1)

Dr. Isaac J. Powell           Director                61         1998

B. Thomas M. Smith, Jr.       Director                67         1995 (1)

Dr. Jeoffrey K. Stross        Director                60         1993

Steven E. Zack                Director                51         1996 (1)

-------------------
(1) Date shown represents the year in which the named individual became a director of D&N Financial Corporation. Each such individual became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

      Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Magna Entertainment Corporation, which is a publicly-held company. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, and a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

      Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and served as President and Chief Operating Officer from January 1996 to January 2000. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.

      George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. He served as President and Chief Executive Officer of D&N Bank from 1991 to February 2000. Prior to joining D&N Bank, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

      Mary P. Cauley has been an attorney with Plunkett & Cooney of Detroit, Michigan since 1987, and a partner of that firm since 1995. Her legal specialties are labor law and employment defense. She has a B.S. degree from Northern Michigan University, a M.A. degree from the University of Northern Colorado, and a J.D. degree cum laude from the Detroit College of Law.

      Richard J. Cramer, Sr. is President of Dee Cramer, Inc., sheet metal, heating and air conditioning contractors located in Flint, Michigan, where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

      Dr. George A. Eastman is an Orthodontic Consultant. Dr. Eastman previously had a private practice in Flint, Michigan since 1963. Dr. Eastman has a M.S. degree from The University of Michigan and a D.D.S. degree from The University of Michigan.

      Howard J. Hulsman is Chairman of the Board of Ross Learning, Inc., a private educational concern of Oak Park, Michigan, and has served in that capacity since July 1984. From August 1973 to July 1984, he served as President of Ross Learning, Inc. Mr. Hulsman has a B.S. degree from Ferris State College and a M.A. degree from Central Michigan University.

      Gary Hurand is President of Dawn Donut Systems, Inc. located in Flint, Michigan and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly-held company located in Great Neck, New York. Mr. Hurand has a B.A. degree from Michigan State University.

      Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

      Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit Law School.

      John J. Lennon is a consultant. From 1977 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

      Sam H. McGoun is a Senior Vice President with Bosquett & Co., an insurance agency and risk management advisory company in southeastern Michigan. He has served in this capacity since October 2001. From April 2000 to October 2001, Mr. McGoun was a Senior Account Executive with Griffin, Smalley & Wilkerson Inc., an insurance agency. From 1985 to April 2000, Mr. McGoun was President and Chief Executive Officer of Willis Corroon Corporation of Michigan, Inc., an insurance agency. Mr. McGoun has a B.S. degree from Miami University of Ohio.

      Kelly E. Miller is President and Chief Executive Officer of Miller Exploration Company, a publicly-held oil and gas exploration and production company headquartered in Traverse City, Michigan, and has served in this capacity since its founding in 1997. Mr. Miller was also President of Miller Oil Corporation, a venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

      Randolph P. Piper has been an attorney at law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit.

      Dr. Isaac J. Powell is board certified in urology and has practiced medicine since 1974. Since 1997, Dr. Powell has been an Associate Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Allen Park, Michigan. He has a B.S. degree from the University of Michigan, and a M.S. degree from Howard University Graduate School. He is a graduate of the Indiana University Medical School.

      B. Thomas M. Smith, Jr. was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996 and is now retired. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT Corporation from 1988 to 1995. He has a B.A. degree from Kalamazoo College and a M.A. degree from Michigan State University.

      Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan and has served in this capacity since 1987. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

      Steven E. Zack has served as Chairman of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since January 2001 and served as President from March 1996 to January 2001. Mr. Zack has also served as Executive Vice President of Lubin, Schwartz and Goldman, a Michigan retail insurance broker, since September 2000. From May 1994 to September 2000, he served as Executive Vice President of J.A. Versical & Associates, Inc. From May 1992 to May 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

      No director nominee, director, or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director or an executive officer of Republic or any of its subsidiaries.

      Messrs. Campbell, Cluckey and Butvilas are the only directors of Republic who are also employees of Republic or a subsidiary of Republic.

      No director or executive officer of Republic is a party to any material legal proceedings, or has a material interest in any such legal proceedings that is adverse to Republic or any of its subsidiaries.

      If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

Board Committees and Meetings

      Your Board of Directors conducts its business through its meetings and through the activities of its committees. Your Board of Directors has three standing committees:

Name of Committee                                                 Meetings in
And Members                   Function of the Committee               2001
-----------------             -------------------------           -----------

Executive Committee

Jerry D. Campbell,      .     Meets in place of full Republic          11
   Chairperson                Board on special issues or when
George J. Butvilas            the entire Republic Board does
Dana M. Cluckey               not convene
Howard J. Hulsman       .     May act on behalf of full
Gary Hurand                   Republic Board on all but major
Dennis J. Ibold               corporate matters
Stanley A. Jacobson     .     All actions taken by this
B. Thomas M. Smith, Jr.       committee are reported at next
Jeoffrey K. Stross            meeting of the full Republic Board

Audit Committee

Howard J. Hulsman,      .     Reviews audited financial                2
   Chairperson                statements with management
Richard J. Cramer,      .     Confers with independent
   Vice Chairperson           certified public accountants and
George A. Eastman             internal audit department
Gary Hurand                   regarding scope of examinations
John J. Lennon          .     Reviews qualifications and
Sam H. McGoun                 reports of independent certified
Isaac J. Powell               public accountants and internal
B. Thomas M. Smith, Jr.       auditors
Peter Van Pelt          .     Reviews recommendations about
Steven E. Zack                internal controls
                        .     Recommends selection of
                              independent certified public
                              accountants to the Republic Board
                        .     Reviews compliance with
                              Republic's conflict of interest
                              policy
                        .     Reviews independence of
                              independent certified public
                              accountants

Name of Committee                                                 Meetings in
And Members                   Function of the Committee               2001
-----------------             -------------------------           -----------

Personnel,
Compensation and
Nominating Committee

Jeoffrey K. Stross,     .     Advises Republic Board on tenure,        1
   Chairperson                potential conflicts of interests
Jerry D. Campbell             and related director matters
Mary P. Cauley          .     Approves standards for setting
George A. Eastman             executive compensation levels
Howard J. Hulsman       .     Makes executive compensation
Dennis J. Ibold               recommendations to Republic Board
Kelly E. Miller         .     Grants awards under Republic's
                              Incentive Stock Plan and Stock
                              Option Plans and makes
                              recommendations to Republic Board
                              when full Republic Board approval
                              required
                        .     Reviews senior management
                              development and evaluation
                              programs

      A total of four meetings of your Board of Directors were held in 2001. No incumbent director attended fewer than 75% of the total meetings of your Board of Directors and committees on which such director served during 2001, except for Mr. Powell who attended 67% of the meetings.

      The Personnel, Compensation and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of stockholders. We recommend that any such recommendations for next year's annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 6, 2003.

Director compensation

      Directors who are also officers do not receive additional compensation for their service as directors. In 2001, compensation for non-employee directors included the following:

   . an annual retainer consisting of a warrant to acquire 1,500 shares of Republic common stock at fair market value on the date the warrant is issued;

   .  $800 for each Board meeting attended;

   . $600 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and

   . $300 for each Board committee meeting held in conjunction with a Board or another committee meeting.

      All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Director Compensation Plan.

                               Executive Officers

      During 2001, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.

Name                           Age            Current Position
----                           ---            ----------------

Jerry D. Campbell              61           Chairman of the Board

Dana M. Cluckey                42           President and Chief Executive
                                            Officer

Barry J. Eckhold               55           Senior Vice President and Chief
                                            Credit Officer

Thomas F. Menacher             45           Executive Vice President,
                                            Treasurer, Chief Financial Officer
                                            and Corporate Secretary


      For information with respect to Messrs. Campbell and Cluckey, see "Election of Directors".

      Barry J. Eckhold has served as Senior Vice President and Chief Credit Officer of Republic for three years and Vice President and Chief Credit Officer for more than five years.

      Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic for three years and Senior Vice President, Treasurer and Chief Financial Officer for more than five years. On March 1, 2001, he was appointed Corporate Secretary of Republic.

Summary Compensation Table

      The following table shows the compensation paid in all capacities by Republic and its subsidiaries during 2001, 2000 and 1999 to the Chief Executive Officer of Republic and the three other executive officers of Republic in 2001.

                                                                             Long-Term
                                    Annual Compensation                  Compensation Awards
                              -------------------------------         -------------------------
                                                                        Restricted      Stock        All Other
Name and Principal                      Salary       Bonus            Stock Award(s)   Options     Compensation
Position during 2001          Year        ($)        ($)(1)               ($)(2)        (#)(3)         ($)(4)
--------------------          ----     --------    ----------         --------------   --------    ------------
Jerry D. Campbell             2001      150,000       246,094            82,031(5)       22,000        5,250
Chairman                      2000      100,000             -                 -          12,100        5,250
                              1999      302,936     1,253,500                 -         180,579        5,000

Dana M. Cluckey               2001      315,000     1,101,562           367,188(5)      100,012        5,250
President and                 2000      300,000       320,667           106,883(6)       93,775        5,250
Chief Executive Officer       1999      206,592       945,166                 -         180,579        5,000

Barry J. Eckhold              2001      185,000       778,815           259,605(5)       39,512        5,250
Senior Vice President,        2000      175,000       476,426           158,797(6)       57,475        5,250
Chief Credit Officer          1999      150,000       464,499                 -          57,464        5,000

Thomas F. Menacher            2001      150,000       685,547           291,641(7)       41,756        5,250
Executive Vice President,     2000      140,000       182,839            60,941(6)       63,525        5,250
Treasurer, CFO, and           1999      130,000       610,083                 -          50,558        5,000
Corporate Secretary

-------------------------

(1) Includes compensation deferred under Republic's deferred compensation plan. During 2001 Mr. Cluckey and Mr. Menacher deferred $150,234 and $335,547 of bonus, respectively.

(2) At December 31, 2001, Mr. Campbell owned 9,982 shares of restricted stock worth $138,251, Mr. Cluckey owned 19,294 shares of restricted stock worth $267,222, Mr. Eckhold owned 18,825 shares of restricted stock worth $260,726 and Mr. Menacher owned 13,303 shares of restricted stock worth $184,247. Messrs. Campbell, Cluckey, Eckhold and Menacher are entitled to all dividends paid on such shares of restricted stock.

(3) Includes tandem stock options issued under Republic's Voluntary Management Stock Accumulation Program, which allows each key employee to make annual elections to acquire up to 16,638 shares of Republic common stock. For each share purchased by a participant, two tandem options are granted. During 2001, Messrs. Cluckey and Eckhold each received 17,512 stock options as a result of their purchase of 8,756 shares of stock and Mr. Menacher received 8,756 options as a result of his purchase of 4,378 shares of stock.

(4) Amounts shown consist of sums paid as matching contributions to the accounts of Messrs. Campbell, Cluckey, Eckhold and Menacher under Republic's tax-deferred savings plan.

(5) Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey and Eckhold on February 21, 2002 at the closing price for Republic common stock of $11.92 under Republic's Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vest in February 2003. The stock is granted under the terms of Republic's Incentive Stock Plan.

(6) Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher on February 15, 2001 at the closing price for Republic common stock of $11.48 under Republic's Management Incentive Bonus Plan as 25% of the awarded bonus for 2000 was paid in restricted stock. Such shares vested in February 2002. The stock is granted under the terms of Republic's Incentive Stock Plan.

(7) Amount shown includes the value of 19,170 shares of restricted stock issued to Mr. Menacher on February 21, 2002 under Republic's Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vest in February 2003. The stock is granted under the terms of Republic's Incentive Stock Plan. In addition, the amount shown includes the value of 5,500 shares of restricted stock issued on February 15, 2001. The 5,500 shares vest in February 2005.



Option/SAR Grants in Last Fiscal Year

      The following table sets forth certain information concerning stock options granted to Republic's executive officers in 2001.

                                       Percentage of
                        Number of      Total Options                                   Grant Date
                         Shares         Granted to       Exercise or                    Present
                       Underlying      Employees in      Base Price     Expiration       Value
Name                     Options        Fiscal Year       ($/Share)        Date          ($)(1)
----                     -------        -----------      -----------    ----------     ----------
Jerry D. Campbell         22,000             4.26%           11.48        02/2011          96,580

Dana M. Cluckey           82,500            15.99%           11.48        02/2011         362,175
                          17,512(2)          3.39%           11.42        02/2011          76,878

Barry J. Eckhold          22,000             4.26%           11.48        02/2011          96,580
                          17,512(2)          3.39%           11.42        02/2011          76,878

Thomas F. Menacher        33,000             6.39%           11.48        02/2011         144,870
                           8,756(2)          1.70%           11.42        02/2011          38,439

-------------------------

(1) The value of each grant was estimated to be $4.39 per share on the date of grant using the Black-Scholes Option pricing model with the following assumptions: expected volatility of 47.1%; risk-free interest rate of 4.30% (based on returns available through U.S. Treasury bonds); dividend yield of 2.45% paid through expiration; and time to exercise of 10 years. The grant date present values are net of exercise price, but before deduction of taxes associated with exercise. These amounts are based on a pricing model only and do not represent Republic's estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on future performance of the common stock, overall market conditions and the option holders' continued employment through vesting periods, if applicable. All options issued were under Republic's 1998 Stock Option Plan.

(2) Represents tandem stock options issued under Republic's Voluntary Management Stock Accumulation Program.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

      The following table sets forth certain information concerning the number and value of stock options exercised during 2001, and held at December 31, 2001, by your executive officers.

                                                               Number of                Value of
                                                           Shares Underlying           Unexercised
                                                              Unexercised             In-the-Money
                         Number of          Value             Options at               Options at
                          Shares          Realized          Fiscal Year-End          Fiscal Year-End
                         Acquired       (pre-tax) (1)        Exercisable/             Exercisable/
Name                    on Exercise          ($)             Unexercisable        Unexercisable ($) (2)
----                    -----------     ------------        -------------        ---------------------
Jerry D. Campbell          54,901          376,401         194,352 / 103,511       713,660 / 428,119

Dana M. Cluckey            51,001          338,984         210,352 / 251,098       796,564 / 962,185

Barry J. Eckhold           29,264          208,885          74,594 / 135,755       221,595 / 562,887

Thomas F. Menacher         38,999          288,407          54,470 / 131,303       187,299 / 538,256

------------------

(1) For purposes of this column, "value" is determined for each exercised option by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date.

(2) For purposes of this column, "value" is determined for each unexercised option by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market of $13.85 as of December 31, 2001.

Change-In-Control Agreements

      Republic has entered into change-in-control agreements with Mr. Cluckey, Mr. Menacher and Mr. Eckhold (the Named Officers). Each agreement provides severance benefits to the Named Officers if there is a change-in-control of Republic and the Named Officer's employment with Republic is actually or constructively terminated within twenty-four (24) months thereafter. A "change-in-control" is generally defined as to have occurred upon the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of more than 50% of either the outstanding shares of common stock or the combined voting power of Republic's then outstanding voting securities, upon a liquidation or dissolution of Republic or upon the sale of all or substantially all of Republic's assets. If, following a change-in-control, a Named Officer's employment is terminated within a two-year period, the Named Officer shall be entitled to the benefits provided in the agreement, unless such termination is
(A) because of the Named Officer's death, disability or voluntary retirement,
(B) by Republic for Cause, or (C) by the Named Officer other than for Good Reason, as defined in the agreements.

      Each agreement continues until two years after a change-in-control and generally provides severance benefits of a lump-sum payment equal to two years' salary plus health and dental insurance coverage for a period of one year.

Compensation Committee Report

      The report which follows is provided to stockholders by the members of the Personnel, Compensation and Nominating Committee of your Board of Directors.

      General. The Personnel, Compensation and Nominating Committee has been a standing committee of your Board of Directors since 1985. Only "outside" non-employee directors and the Chairman of the Board serve on this committee. Among its other duties, this committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic's policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which incentive bonuses may be paid to such executive officers for the year. In addition, this committee administers Republic's current Management Incentive Bonus Plan, Republic's 1997 and 1998 Stock Option Plans, Republic's Amended and Restated Incentive Stock Plan, and Republic's Voluntary Management Stock Accumulation Program.

      For a number of years, including fiscal 2001, a basic tenet of Republic's compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This "pay for performance" philosophy has been implemented through Republic's Management Incentive Bonus Plan since its adoption in 1991.

      Another basic tenet of Republic's compensation philosophy is to tie compensation for key employees to the market value of common stock. This linking of compensation closely aligns the interests of such employees with those of Republic's stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program. Additionally, starting in fiscal 2000, 25% of executive officers' bonuses, including Messers. Campbell, Cluckey, Eckhold and Menacher and other members of senior management, were paid in restricted common stock.

      Starting in 2000 for executive officers and other members of senior management, the Management Incentive Bonus Plan included an Incentive Bonus Stock Performance Adjustment Factor ranging from 75% to 125%. The adjustment factor is applied against the bonus incentive awarded based upon the performance of Republic common stock for the fiscal year compared to the Nasdaq Bank Index. During 2001, Republic Bancorp's stock price increased 40.9%, while the Nasdaq Bank Index increased 10.1%. Therefore, in 2001, the Incentive Bonus Stock Performance Adjustment Factor was 125% and the bonus awards for Mr. Campbell, Mr. Cluckey, Mr. Eckhold and Mr. Menacher were increased by 25%.

      Overall, Republic's compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time tying a substantial portion of such potential compensation to the achievement of performance goals determined by this committee.

      Base Salaries. Base salaries of Republic's executive officers are less than executive officers in Republic's peer group. Republic's executive officers, however, have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for Republic's executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic's executive officers, this committee focuses primarily on similar "executive marketplace" data, including survey material on salary movements and range improvement for peer executives. It also considers the extent of Republic's success in meeting return on equity and earnings per share growth goals ("financial goals") for the most recently completed fiscal year and assesses the performance rendered by Republic's executive officers during the year.

      Mr. Cluckey's 2001 base salary as Chief Executive Officer was $315,000. Mr. Cluckey's base salary for 2002 was set at $330,000. Based on survey data, the salary paid in 2001 to Mr. Cluckey equaled approximately 70% of the average salary paid in 2001 to chief executive officers in Republic's peer group.

      Management Incentive Bonus Plan. Any cash bonuses awarded to executive officers for fiscal 2001 were pursuant to Republic's Management Incentive Bonus Plan. That plan enables executive officers to earn an annual cash bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic's financial results for the year have met or exceeded targets established at the start of the year. If the financial results are less than the targets but above a certain minimum level, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and minimum financial goals for the year are determined by this committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

      For 2001, the Company's minimum financial goals for operating return on equity and operating earnings per share growth were 14.5% and 9%, respectively. The Company's targeted financial goals for 2001 for operating return on equity and operating earnings per share growth were 16.5% and 10%, respectively. For 2001 the Company achieved an operating return on equity of 17.25% and operating earnings per share growth of 14%.

      After fiscal year-end, the cash bonus to be awarded to an executive officer for that year is determined as described above. For fiscal 2001, Republic exceeded its targeted financial goals established by this committee. As a result, Mr. Cluckey and other executive officers received bonus awards based on achieving their respective financial goals. Such bonus awards were adjusted for the Incentive Bonus Stock Performance Adjustment Factor of 125%, (25% increase of bonus awards) as Republic Bancorp Inc.'s stock performance for fiscal 2001 was more than that of its peer group, the Nasdaq Bank Index. Additionally, 25% of Mr. Cluckey's and other executive officers bonuses for 2001 were paid in restricted stock. Based on these calculations, Mr. Cluckey received a cash bonus of $1,101,562 and restricted stock valued at $367,188 for fiscal 2001.

      Incentive Stock Plans and Programs. Republic's 1997 and 1998 Stock Option Plans, the Incentive Stock Plan and Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic who are expected to contribute materially to Republic's success in the future. The awards of options and restricted stock made to executive officers and key employees during 2001 were determined in light of the above criteria and after consideration of performance factors similar to those applicable under Republic's Incentive Bonus Plan, including Republic's financial goals for fiscal 2001. Each executive officer was awarded options during 2001.

      The amount of each grant is shown in the summary compensation table and the option/SAR grants in last fiscal year table. See "Executive Officers - Summary Compensation Table" and "Executive Officers - Option/SAR Grants in Last Fiscal Year on pages 9 and 10 of this Proxy."

      The Personnel, Compensation and Nominating Committee


            Jeoffrey K. Stross, Chairperson      Howard J. Hulsman

            Jerry D. Campbell                    Dennis J. Ibold

            Mary P. Cauley                       Kelly E. Miller

            George A. Eastman

      The Compensation Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings, under the Securities Act or the Exchange Act, unless we state otherwise.

           Compensation Committee Interlocks and Insider Participation

      No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a director of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Republic.

                             Audit Committee Report

The Audit Committee

      . Reviewed and discussed Republic's audited financial statements with management;

      . Discussed with Republic's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented;

      . Received the written disclosures and the letter from Republic's independent accountants required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented; and

      . Discussed with Republic's independent accountants the independence of such accountants.

      Based on the foregoing, the Audit Committee recommended to your Board of Directors that the audited financial statements be included in Republic's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

         Howard J. Hulsman, Chairperson          Sam H. McGoun
         Richard J. Cramer, Vice Chairperson     Isaac J. Powell
         George A. Eastman                       B. Thomas M. Smith Jr.
         Gary J. Hurand                          Peter Van Pelt
         John J. Lennon                          Steven E. Zack

      Your Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter was included as an appendix to our proxy statement for our 2001 annual meeting of stockholders. All of the members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the NASD's listing standards.

      The Audit Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities act or the Exchange Act, unless we state otherwise.

                    Independent Certified Public Accountants

      Ernst & Young LLP were our independent certified public accountants for fiscal 2001, and they have been reappointed by your Board of Directors for fiscal 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

      Audit Fees. We paid Ernst & Young LLP $230,000 during 2001 for fees and professional services rendered in connection with the audit of our annual financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

      Financial Information Systems Design and Implementation Fees. Ernst & Young LLP does not perform any financial information systems design or implementation services for us. Therefore, in 2001 we did not pay any consulting fees to Ernst & Young LLP.

      All Other Fees. The aggregate fees billed for services rendered by Ernst & Young LLP in 2001 other than services covered in the two previous categories totaled $263,000. These fees primarily relate to our registration statement under the Securities Act of 1933, federal and state tax return preparation, accounting consultations, comfort letters and consents and separate audits of our subsidiaries and employee benefit plans. We do not use Ernst & Young LLP for internal audit services.

      Your Board of Directors and the Audit Committee have considered whether the provision of services described under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Ernst and Young LLP's independence and, in light of the minimal amount of the fees paid to Ernst & Young LLP, have concluded that the provision of such services is compatible with maintaining Ernst & Young LLP's independence.

                Certain Relationships and Related Transactions

      Our subsidiary bank, Republic Bank, has, in the normal course of business, made loans to certain our directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or contain other unfavorable features. Our executive officers do not have any loans with Republic Bank.

                             Stock Performance Graph

      The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:

   . The Nasdaq Stock Market(R) Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market(R); and

   . The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market(R) over the same period.

      The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market Index and The Nasdaq Bank Stocks Index on December 31, 1996 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

                             Stock Performance Graph



                                     [GRAPH]



The dollar values for total stockholder return plotted in the graph above are shown in the table below.

                                     Nasdaq
                                   Stock Market(R)     Nasdaq
             End of                    Index        Bank Stocks
              Year         RBNC  (U.S. Companies)      Index
              ----         ----  ----------------      -----

              1996        100.0        100.0           100.0
              1997        207.8        122.5           167.4
              1998        169.0        172.7           166.3
              1999        170.0        320.9           159.9
              2000        173.0        193.0           182.4
              2001        250.0        153.2           197.4

                                 Stock Ownership

      There are no stockholders known to us to have been the beneficial owner of more than 5% of the outstanding shares of Republic common stock as of December 31, 2001.

      The following table shows the number of shares of common stock beneficially owned (as of December 31, 2001) by:

   .  each director;

   .  each executive officer named in the Summary Compensation Table; and

   .  the directors and executive officers as a group.

Name of                          Number of             Right             Restricted    Percentage of
Beneficial Owner(1)              Shares Owned(2)       to Acquire(3)     Stock(4)      Outstanding Shares(5)
-------------------              ---------------       -------------     --------      ---------------------
Jerry D. Campbell                      245,588             254,518         21,569                *
Dana M. Cluckey                        106,073             297,743         52,591                *
Barry J. Eckhold                       106,068             123,644         52,122                *
Thomas F. Menacher                      34,891              94,555         37,026                *
George J. Butvilas                     282,346             312,139              -                1.11%
Mary P. Cauley                           3,954              17,694              -                *
Richard J. Cramer                       83,783              21,039              -                *
George A. Eastman                      389,134              21,039              -                *
Howard J. Hulsman                      649,325              21,039              -                1.26%
Gary Hurand                            125,311              21,039              -                *
Dennis J. Ibold                        219,338              18,362              -                *
Stanley A. Jacobson                    269,249              37,677              -                *
John J. Lennon                          33,844              18,362              -                *
Sam H. McGoun                           51,372               7,955              -                *
Kelly E. Miller                        197,900              21,039              -                *
Joe D. Pentecost (6)                   461,934              18,362              -                *
Randolph P. Piper                       54,161              89,634              -                *
Isaac J. Powell                          8,469               7,955              -                *
B. Thomas M. Smith, Jr.                568,973              57,660              -                1.18%
Jeoffrey K. Stross                      34,955              21,039              -                *
Peter Van Pelt (6)                      16,800              37,677              -                *
Steven E. Zack                          84,398              37,677              -                *

All Directors and
Executive Officers as
a group (22 persons)                 4,027,866           1,557,848        163,308               10.51%

----------------------------

(1) The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2) The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic's 401(k) plan, shares purchased under Republic's Voluntary Management Stock Accumulation Program, or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

      The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3) Number of shares that can be acquired through stock options or warrants exercisable within sixty days of December 31, 2001.

(4) Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares issued under Republic's Incentive Stock Plan.

(5) * indicates that the named person owns less than one percent of Republic common stock.

(6) Mr. Pentecost and Mr. Van Pelt will retire from the Board of Directors effective April 24, 2002.

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Republic's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Republic's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during fiscal 2001, all filing requirements applicable to our directors, executive officers and greater than 10 percent stockholders were complied with except that Mr. McGoun failed to file two Forms 4 covering transactions by him in July 2001 and December 2001. However, Mr. McGoun did report those transactions in his year-end report on Form 5, which was timely filed.

                             Solicitation of Proxies

      Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail or by telecommunications equipment, to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $5,500 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

                               Stockholder Proposals

      Any security holder proposal which a stockholder wishes to submit for possible inclusion in the proxy statement and proxy for Republic's 2003 annual meeting of stockholders must be received by Republic on or before November 23, 2002. Such proposals must comply with the rules and regulations of the SEC then in effect and should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867.

      Any security holder proposal which a stockholder wishes to present at Republic's 2003 annual meeting of stockholders but which is not intended to be considered for inclusion in the proxy statement and proxy for that meeting must be received by Republic on or before February 6, 2003. Such proposals should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867. If Republic does not have notice of the proposal by that date, Republic's form of proxy in connection with that meeting may confer discretionary voting authority to vote on that matter and the persons named in Republic's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                  Other Matters

      We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2001 (without exhibits) has been provided with this notice and proxy statement.

      Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at http://www.republicbancorp.com.

      No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

---------------------------------
         REPUBLIC BANCORP INC.
---------------------------------

The Board of Directors recommends that you vote FOR the election of each of the 18 Director nominees.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

CONTROL NUMBER:

1.  The election of 18 directors to the Board        For All    Withhold   Cumulative
    of Directors of Republic for terms              Nominees    For All      Voting
    expiring at the next Annual Meeting of
    Stockholders, and upon the election and
    qualification of their successors or upon         [_]         [_]          [_]
    their earlier resignation or removal.

             Cumulative votes for one or more nominees as follows:

        (01) Jerry D. Campbell   ____            (10) Stanley A. Jacobson   ____
          (02) Dana M. Cluckey   ____                 (11) John J. Lennon   ____
       (03) George J. Butvilas   ____                  (12) Sam H. McGoun   ____
           (04) Mary P. Cauley   ____                (13) Kelly E. Miller   ____
   (05) Richard J. Cramer, Sr.   ____              (14) Randolph P. Piper   ____
    (06) Dr. George A. Eastman   ____            (15) Dr. Isaac J. Powell   ____
        (07) Howard J. Hulsman   ____        (16) B. Thomas M. Smith, Jr.   ____
              (08) Gary Hurand   ____         (17) Dr. Jeoffrey K. Stross   ____
          (09) Dennis J. Ibold   ____                 (18) Steven E. Zack   ____


  NOTE: Your votes will be split equally among all nominees unless you mark the "Cumulative Voting" box. In that case, your votes will be split among those nominees for whom a vote is recorded in the space beside the nominee's name. You can withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

                                                -----------------
    Please be sure to sign and date this Proxy.  Date
-----------------------------------------------------------------

-------Stockholder sign here-------------Co-owner sign here------


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

                              REPUBLIC BANCORP INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 For the 2002 Annual Meeting of Stockholders to be held on Wednesday, April 24,
                                      2002

The Stockholder executing this Proxy appoints Dana M. Cluckey and Thomas F. Menacher, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. ("Republic") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES). THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC'S 2002 ANNUAL MEETING OF STOCKHOLDERS.

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      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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   Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?
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